Exhibit 12

                            DARDEN RESTAURANTS, INC.
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                          (Dollar Amounts in Thousands)

                                                    Thirteen Weeks Ended
--------------------------------------------------------------------------------
                                            August 29, 1999      August 30, 1998
--------------------------------------------------------------------------------

Consolidated Earnings from Operations
  before Income Taxes......................    $  73,227            $  53,871
Plus Fixed Charges.........................        9,865               10,526
Less Capitalized Interest..................         (441)                (260)
                                               ---------            ---------

Consolidated Earnings from Operations
  Before Income Taxes Available to
  Cover Fixed Charges......................    $  82,651            $  64,137
                                               =========            =========

Ratio of Consolidated Earnings to
  Fixed Charges............................         8.38                 6.09
                                               =========            =========


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